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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 1, 2000 with respect to the financial statements of KTAL-TV, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Nexstar Finance L.L.C. and Nexstar Finance, Inc. for the registration of $160,000,000 of 12% Senior Subordinated Notes due 2008.


                                    /s/ Ernst & Young LLP



Little Rock, Arkansas
June 8, 2001